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                                     POWER TEN
                                EMPLOYMENT AGREEMENT

     This Employment Agreement (this "Agreement") is entered into as of this 29th day of May, 1998 by and between Power Ten, a California corporation (the "Company"), and Vincent S. Mutascio ("Executive").

                                      RECITALS

     WHEREAS, Executive is the Vice President--Marketing of Power Ten, a company engaged in the business of manufacturing power supplies;

     WHEREAS, the shareholders of the Company have entered into a Stock Purchase Agreement (the "Acquisition Agreement"), dated as of May 5, 1998, providing for the purchase by Elgar Electronics Corporation, a California corporation ("Elgar"), of all the issued and outstanding shares of common stock of the Company on the Closing Date (as defined in the Acquisition Agreement);

     WHEREAS, the Company desires to continue to avail itself of the benefit of Executive's services, and the Company is willing to compensate Executive adequately therefor; and

     WHEREAS, Executive desires to continue in the employ of the Company on the terms hereinafter specified.

                                     AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and the covenants and conditions contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.   EMPLOYMENT.

          (a) The Company agrees to employ Executive as the Vice President--Marketing of the Company, and Executive agrees to act in such capacity, all in accordance with the terms and conditions contained in this Agreement. Executive shall have the powers and duties customarily accorded to the Vice President--Marketing of a wholly owned subsidiary, and shall perform such other duties consistent therewith as may be assigned, subject to the terms of this Agreement, to Executive from time to time by the President of the Company or the Board of Directors of the Company. Executive will report directly to the President and Chief Executive Officer of the Company.

          (b) The principal place of employment hereunder shall at all times be within 35 miles of current location of the Company in the state of California, subject to reasonable travel requirements in connection with the performance of Executive's duties hereunder.


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          (c)  Executive shall devote his full and exclusive time and efforts to the business and affairs of the Company in the manner he has done so prior to the date of this Agreement, and shall not, except as may be approved in writing in advance by the Board of Directors of the Company, engage in any other business activity that may, in the Company's reasonable belief, interfere with the performance by Executive of his duties hereunder.

     2. COMMENCEMENT AND TERMINATION. The term of this Agreement, and Executive's employment hereunder, shall begin upon the Closing Date and shall continue until his replacement has been hired and trained, which term in no event shall exceed 2 years from the date of the Closing Date. The Company hereby agrees to recruit, hire and train the Executive's replacement as promptly as reasonably practicable without disruption to the Company's business, and in any event during the term of this Agreement.

     3.   COMPENSATION.

          (a) The Company shall pay Executive a total of $150,000 as his regular annual salary during the term of employment hereunder. All salary payments hereunder shall be made in installments consistent with the Company's general payroll practices as in effect from time to time.

          (b) Executive will participate in an incentive compensation plan (the "Plan") substantially equivalent to the plan established on a fiscal-year basis for the executive officers of Elgar, with the budgeted targets to be mutually agreed upon in good faith by the Company and Executive for the remainder of fiscal year 1999 and for each subsequent fiscal year under the term of this Agreement. Bonuses earned under the Plan will be paid on a PRO RATA basis during any fiscal year for which Executive was employed by the Company for less than the entire fiscal year. Executive will have the opportunity to earn bonuses of up to 40% of his annual salary (on an annualized, PRO RATA basis) upon the achievement of the budgeted targets, and a greater percentage in the event that Executive exceeds such targets.

          (c) Executive will be entitled to continued usage of a Company-provided automobile under that certain lease agreement, dated September 26, 1997, between Jaguar Credit Corporation and the Company, and continuation of Company-paid automobile expenses in connection therewith.

          (d) The Company shall reimburse Executive for all expenses reasonably incurred by Executive in connection with the business of the Company and the performance of Executive's duties under this Agreement consistent with the Company's regular operating policies and procedures.

          (e) Executive shall be entitled to paid vacation time in accordance with the Company's standard practices as in effect from time to time, and shall be eligible to participate in all employee benefit plans offered from time to time by the Company to its executive employees, including, without limitation, all such plans of health, dental and disability insurance.


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     4.   TERMINATION.

          (a) The Company may terminate this Agreement at any time for any reason or no reason effective upon delivery of two weeks prior written notice of termination to Executive.

          (b) This Agreement shall terminate automatically upon Executive's death or disability for which Executive is eligible for coverage under the Company's disability insurance for Executive.

          (c) If this Agreement is terminated in any manner, Executive or his estate shall be entitled to receive any earned but unpaid regular, salaried compensation and benefits, including bonuses and expense reimbursements accrued up to the effective date of termination.

          (d) Executive may terminate this Agreement prior to the expiration of the term without liability to the Company if (a) the Company is in material breach of any provision of this Agreement, (b) the Company relocates the Executive to a facility more than 35 miles from the Company's current premises or (iii) the Company effects any material change in the Executive's duties and responsibilities, wages, or title as forth in this Agreement.

     5.   COVENANT NOT TO COMPETE.

          (a) In consideration for Executive's covenant not to compete set forth in Section 5(b) below, the Company agrees to pay to Executive $120,000 upon execution of this Agreement.

          (b) Executive hereby agree that during his employment with the Company and for five years following termination of such employment, Executive shall not engage in, own (except for owning less than 5% of the voting stock of publicly-traded company), manage or control, or materially participate in the ownership (except for owning less than 5% of the voting stock of publicly-traded company), management or control, directly or indirectly, of any person, firm, corporation or other entity engaged in any business that manufactures or sells products that compete against those sold by the Company (the "Restricted Business") in any jurisdiction in which the Company, or their affiliates are engaged in the Restricted Business (the "Restricted Area"); PROVIDED, HOWEVER, that Executive shall not be deemed to have engaged in a Restrictive Business solely as a result of his employment by a division or subsidiary of a third party not engaged in a Restricted Business where the third party has other divisions or subsidiaries that are engaged in the Restricted Business. If the Company breaches this Agreement in any material respect, then this noncompetition provision shall not be enforceable by the Company against Executive.

     6.   GENERAL PROVISIONS.

          (a) AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.


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          (b)  NOTICES.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) or sent by telecopy, confirmation received, to the parties at the following addresses and telecopy numbers (or at such other address or number for a party as shall be specified by like notice):

               (i)  if to the Company to:

                      Power Ten
                      120 Knowles Drive
                      Los Gatos, CA 95030
                      Attn:  Secretary
                      Phone:  408-871-1790
                      Fax.:   408-871-1700

                    with a copy to:

                      Elgar Electronics Corporation
                      9250 Brown Deer Road
                      San Diego, CA 92121
                      Attn:  Christopher W. Kelford
                      Phone:  619-450-0085
                      Fax:    619-458-0257

                    and

                      J.F. Lehman & Company
                      450 Park Avenue
                      New York, NY 10022
                      Attn:  Keith Oster
                      Phone:  212-634-1150
                      Fax:    212-634-1155

                    and

                      Gibson Dunn & Crutcher LLP
                      333 South Grand Avenue
                      Los Angeles, CA 90071
                      Attn:  Kenneth M. Doran
                      Phone:  213-229-7537
                      Fax:    213-229-6537


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               (ii) if to Executive to:

                      Vincent S. Mutascio
                      400 Santa Rosa Drive
                      Los Gatos, CA  95032
                      Phone:  408-358-1798

                    with a copy to:

                      Wilson Sonsini Goodrich & Rosati
                      Professional Corporation
                      650 Page Mill Road
                      Palo Alto, CA 94304
                      Attn:  Thomas C. Klein, Esq.
                      Phone:  650-493-6811
                      Fax:    650-493-9300

          (c) COUNTERPARTS. This Agreement may be executed in counterparts, both of which shall be considered one and the same agreement.

          (d) ENTIRE AGREEMENT. This Agreement and the documents, instruments and other agreements executed in connection with the Acquisition Agreement (including without limitation the Confidentiality Agreement) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and are not intended to confer upon any other person any rights or remedies hereunder except as otherwise expressly provided herein.

          (e) NO TRANSFER. This Agreement and the rights and obligations set forth herein may not be transferred or assigned by the Executive, but may be transferred or assigned (including by operation of law) by the Company so long as the assignee agrees to be bound by the terms and conditions hereof.

          (f) SEVERABILITY. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

          (g) OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law or equity on such party, and the exercise of any one remedy will not preclude the exercise of any other.


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          (h)  FURTHER ASSURANCES.  Each party agrees to cooperate fully with the other party and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by the other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

          (i) ABSENCE OF THIRD PARTY BENEFICIARY RIGHTS. No provision of this Agreement is intended, nor will he interpreted, to provide to create any third party beneficiary rights or any other rights of any kind in any customer, affiliate, stockholder, employee, partner or any party hereto or any other person or entity unless specifically provided otherwise herein,, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

          (j) GOVERNING LAW, JURISDICTION FOR DISPUTES. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of California (without giving effect to its choice of law principles). All disputes arising out of, or related to, this Agreement shall be adjudicated exclusively in the state courts of California located in the county of Santa Clara, California. The parties hereby consent to exclusive personal jurisdiction in such county, and service of process by first class United States mail shall be sufficient to constitute adequate service of process.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement or caused it to be executed by its duly authorized representative as of the day and year first written above.

                         POWER TEN

                         By:  /s/Joseph A. Varozza, Jr.
                              ----------------------------------------
                              Joseph A. Varozza, Jr.,
                              President, Chief Executive Officer and
                                Chief Financial Officer

                         EXECUTIVE:

                         /s/Vincent S. Mutascio
                         ---------------------------------------------
                         Vincent S. Mutascio


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